EXHIBIT 99.1

***FOR IMMEDIATE RELEASE***

For: ZIONS BANCORPORATION	Contact: James Abbott
One South Main, 15th Floor	Tel: (801) 524-4787
Salt Lake City, Utah	April 22, 2013
Harris H. Simmons
Chairman/Chief Executive Officer

ZIONS BANCORPORATION REPORTS EARNINGS OF $0.48
PER DILUTED COMMON SHARE FOR FIRST QUARTER 2013

SALT LAKE CITY, April 22, 2013 – Zions Bancorporation (NASDAQ: ZION) (“Zions” or “the Company”) today reported first quarter net earnings applicable to common shareholders of $88.3 million or $0.48 per diluted common share, compared to $35.6 million or $0.19 per diluted share for the fourth quarter of 2012, and $25.5 million or $0.14 per diluted share for the first quarter of 2012.

First Quarter 2013 Highlights

•	Loans and leases, excluding FDIC-supported loans, increased $148 million to $37.3 billion at March 31, 2013. Average loans and leases, excluding FDIC-supported loans, increased $413 million.

•
Gross loan and lease charge-offs declined 35% compared to the fourth quarter, while net loan and lease charge-offs declined 5%. Other improvements in credit quality were generally consistent with prior quarters.

•	The continued improvement in credit quality resulted in first quarter negative provisions of $29.0 million for loan losses and $6.4 million for unfunded lending commitments.

•
Tangible common equity per common share improved $0.72 to $21.67 from $20.95 in the fourth quarter, driven by increased retained earnings and improvement in accumulated other comprehensive income (“AOCI”).

•	Net interest income decreased compared to the prior quarter due to reduced day count and loan interest rates resetting at lower levels.

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ZIONS BANCORPORATION
Press Release – Page 2
April 22, 2013

“We are again pleased with our improvement in credit quality, which we expect to continue, and by somewhat better loan growth over the past couple of quarters,” said Harris H. Simmons, chairman and chief executive officer, “but we see some renewed signs of new loan pricing pressure. However, we do expect continued bottom line improvement as we take numerous actions over the next several quarters to reduce the cost of our capital and debt financing.”

Loans
Loans and leases, excluding loans held for sale and FDIC-supported loans, increased $148 million on a net basis to $37.3 billion at March 31, 2013, compared to $37.1 billion at December 31, 2012. The increases were predominantly in commercial and industrial, construction and land development, and 1-4 family residential loans primarily in Texas and California. Decreases of $258 million primarily in commercial owner occupied, term commercial real estate, and home equity credit line loans partially offset increases in other loan categories. Average loans and leases, excluding FDIC-supported loans, increased $413 million to $37.1 billion during the first quarter of 2013, compared to $36.7 billion during the fourth quarter of 2012.

Deposits
Average total deposits for the first quarter of 2013 decreased $0.5 billion, or 1%, to $44.4 billion, compared to $44.9 billion for the fourth quarter of 2012. Average noninterest-bearing demand deposits declined $0.7 billion, to $17.2 billion in the first quarter from $17.9 billion in the fourth quarter, while average interest-bearing deposits increased $0.2 billion, to $27.2 billion from $27.0 billion quarter over quarter. The ratio of average loans excluding loans held for sale to average deposits was 85% at March 31, 2013, compared to 83% at December 31, 2012.

Debt and Shareholders’ Equity
As previously reported, on January 31, 2013, the Company sold $171.8 million of its Series G Fixed/Floating Rate Non-Cumulative Perpetual Preferred Stock. Dividends are payable from the issuance date to March 14, 2023 at an annual rate of 6.30%. Beginning March 15, 2023 (date of earliest redemption) to maturity, dividends will be payable at an annual floating rate equal to three-month LIBOR plus 4.24%. Net of commissions and fees, the proceeds added $168.8 million to shareholders’ equity and Tier 1 capital.

The tangible common equity ratio was 7.53% at March 31, 2013, compared to 7.09% at December 31, 2012. The increase was primarily due to increased retained earnings this quarter, a $39 million improvement in AOCI which resulted primarily from increased fair values on collateralized debt obligation (“CDO”) securities, and lower cash-related balances. The estimated common equity Tier 1 capital ratio was 10.06% at March 31, 2013, compared to 9.80% at December 31, 2012.

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ZIONS BANCORPORATION
Press Release – Page 3
April 22, 2013

As previously announced, on May 3, 2013, Zions Capital Trust B will redeem all of its 8.0% outstanding trust preferred securities, or 11.4 million shares, at 100% of their $25 per share liquidation amount for a total of $285 million.

Net Interest Income
Net interest income decreased to $418 million for the first quarter of 2013, compared to $430 million for the fourth quarter of 2012. The net interest margin decreased to 3.44% in the first quarter of 2013, compared to 3.47% in the fourth quarter of 2012. The major drivers of these declines were loan rate resets, expiration of in-the-money floors on loans, reduced day count (for net interest income), and lower yields on available-for-sale investment securities. The cost of interest-bearing deposits continued to decline and was 0.23% in the first quarter compared to 0.25% in the fourth quarter.

Noninterest Income
Noninterest income for the first quarter of 2013 was $121.2 million, compared to $54.2 million for the fourth quarter of 2012. The increase was primarily due to the reduced amount of other-than-temporary impairment (“OTTI”) on CDO securities taken this quarter compared to the previous quarter.

CDO Investment Securities
During the first quarter of 2013, the Company recognized credit-related OTTI on CDOs of $10.1 million or $0.03 per diluted share, compared to $83.8 million or $0.28 per diluted share during the fourth quarter of 2012. Approximately $6.2 million of the OTTI this quarter was related to an event of default on one CDO. The higher amount of OTTI in the previous quarter resulted from increases to our assumed probabilities of default, primarily on bank issuers deferring payment of trust preferred interest, and to our near-term prepayment assumptions for some banks. Gains from cash principal payments on CDOs previously written down were $3.3 million in the first quarter of 2013, compared to $10.2 million in the fourth quarter of 2012.

The following table provides fair value and other information on the CDOs, stratified into performing tranches without credit impairment and nonperforming tranches at March 31, 2013:

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ZIONS BANCORPORATION
Press Release – Page 4
April 22, 2013

	March 31, 2013
					Net unrealized losses recognized in AOCI [1]	Weighted average discount rate [2]	% of carrying value to par
(Amounts in millions)	No. of tranches	Par amount	Amortized cost	Carrying value			March 31, 2013	December 31, 2012	Change
Performing CDOs
Predominantly bank CDOs	27	$774	$694	$560	$(134)	5.9%	72%	66%	6%
Insurance-only CDOs	22	447	443	331	(112)	7.9%	74%	72%	2%
Other CDOs	6	51	40	37	(3)	9.6%	73%	70%	3%
Total performing CDOs	55	1,272	1,177	928	(249)	6.7%	73%	68%	5%

Nonperforming CDOs [3]
CDOs credit impaired prior to last 12 months	19	394	275	126	(149)	10.1%	32%	30%	2%
CDOs credit impaired during last 12 months	39	732	432	179	(253)	11.4%	24%	25%	(1)%
Total nonperforming CDOs	58	1,126	707	305	(402)	11.0%	27%	26%	1%

Total CDOs	113	$2,398	$1,884	$1,233	$(651)	8.7%	51%	49%	2%

1 Amounts presented are pretax.
2 Margin over related LIBOR index.
3 Defined as either deferring current interest (“PIKing”) or OTTI; the majority are predominantly bank CDOs.

The net unrealized pretax losses in AOCI improved to $651 million in the first quarter of 2013 from $718 million in the fourth quarter of 2012 due to fair value increases that occurred primarily in senior tranches and were driven by continued improvement in credit spreads.

Noninterest Expense
Noninterest expense for the first quarter of 2013 was $397.3 million compared to $407.0 million for the fourth quarter of 2012. The decrease was due primarily to a $7.3 million reduction in the provision for unfunded lending commitments, and to reduced levels of other real estate expense and legal and professional services compared to the fourth quarter. These were partially offset by increased salaries and employee benefits due to increased payroll taxes and variable compensation accruals. Other noninterest expense was approximately $9.7 million higher this quarter than the previous quarter due to increased amortization of the FDIC indemnification asset from loan prepayments.

Asset Quality
Gross loan and lease charge-offs declined 35% to $35.5 million in the first quarter of 2013, compared to $54.7 million in the fourth quarter of 2012; gross charge-offs declined 56% from the first quarter of 2012. Net loan and lease charge-offs decreased 5% in the first quarter of 2013, compared to the fourth quarter of 2012. Net charge-offs declined primarily in consumer home equity credit line and term commercial real estate loans.

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ZIONS BANCORPORATION
Press Release – Page 5
April 22, 2013

Nonperforming lending-related assets declined 8% to $684 million at March 31, 2013 from $746 million at December 31, 2012. Nonaccrual loans declined 8% to $594 million at March 31, 2013 from $648 million at December 31, 2012. The ratio of nonperforming lending-related assets to loans and leases and other real estate owned decreased to 1.80% at March 31, 2013, compared to 1.96% at December 31, 2012.

Classified loans, excluding FDIC-supported loans, decreased approximately 2% to $1.74 billion at March 31, 2013, compared to $1.77 billion at December 31, 2012. Approximately 80% of classified loans were current as to principal and interest for the first quarter of 2013, compared to 79% for the fourth quarter of 2012, and 73% for the first quarter of 2012.

The provision (credit) for loan losses was $(29.0) million for the first quarter of 2013, compared to $(10.4) million for the fourth quarter of 2012. The decline in the provision was driven by the continued improvement in credit quality, including continued improvement in loss severity from classified loans. The allowance for credit losses was $0.9 billion, or 2.50% of loans and leases at March 31, 2013, compared to $1.0 billion, or 2.66% of loans and leases at December 31, 2012.

Conference Call
Zions will host a conference call to discuss these first quarter results at 5:30 p.m. ET this afternoon (April 22, 2013). Media representatives, analysts and the public are invited to listen to this discussion by calling 253-237-1247 (domestic and international) and entering the passcode 24666556, or via on-demand webcast. A link to the webcast will be available on the Zions Bancorporation website at www.zionsbancorporation.com. A replay of the call will be available from approximately 7:30 p.m. ET on Monday, April 22, 2013, until midnight ET on Monday, April 29, 2013, by dialing 855-859-2056 (domestic and international) and entering the same passcode. The webcast of the conference call will also be archived and available for 30 days.

About Zions Bancorporation
Zions Bancorporation is one of the nation’s premier financial services companies, consisting of a collection of great banks in select Western markets. Zions operates its banking businesses under local management teams and community identities through approximately 480 offices in 10 Western and Southwestern states: Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah and Washington. The Company is a national leader in Small Business Administration lending and public finance advisory services, and received 13 “Excellence” awards by Greenwich Associates for the 2012 survey. In addition, Zions is included in the S&P 500 and NASDAQ Financial 100 indices. Investor information and links to subsidiary banks can be accessed at www.zionsbancorporation.com.

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ZIONS BANCORPORATION
Press Release – Page 6
April 22, 2013

Forward-Looking Information
Statements in this press release that are based on other than historical data or that express the Company’s expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this press release. Factors that might cause such differences include, but are not limited to: the Company’s ability to successfully execute its business plans and achieve its objectives; changes in general economic and financial market conditions, either internationally, nationally or locally in areas in which the Company conducts its operations, including changes in securities markets and valuations in structured securities and other assets; changes in governmental policies and programs resulting from general economic and financial market conditions; changes in interest and funding rates; continuing consolidation in the financial services industry; new private and governmental legal actions or changes in existing private and governmental legal actions; increased competitive challenges and expanding product and pricing pressures among financial institutions; legislation or regulatory changes which adversely affect the Company’s operations or business (including The Dodd-Frank Wall Street Reform and Consumer Protection Act); and changes in accounting policies, procedures or determinations as may be required by the Financial Accounting Standards Board or other regulatory agencies.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Zions Bancorporation’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov).

Except as required by law, the Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

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ZIONS BANCORPORATION
Press Release – Page 7
April 22, 2013

FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended
(In thousands, except share, per share, and ratio data)	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
PER COMMON SHARE
Dividends	$0.01	$0.01	$0.01	$0.01	$0.01
Book value per common share [1]	27.43	26.73	26.05	25.48	25.25
Tangible common equity per common share [1]	21.67	20.95	20.24	19.65	19.39

SELECTED RATIOS
Return on average assets	0.83%	0.43%	0.82%	0.70%	0.69%
Return on average common equity	7.18%	2.91%	5.21%	4.71%	2.21%
Tangible return on average tangible common equity	9.37%	4.07%	7.02%	6.41%	3.18%
Net interest margin	3.44%	3.47%	3.58%	3.56%	3.69%

Capital Ratios
Tangible common equity ratio [1]	7.53%	7.09%	7.17%	6.91%	6.89%
Tangible equity ratio [1]	9.97%	9.15%	9.32%	10.35%	10.24%
Average equity to average assets	11.54%	11.03%	12.22%	12.37%	13.31%

Risk-Based Capital Ratios [1,2]
Common equity Tier 1 capital	10.06%	9.80%	9.86%	9.78%	9.71%
Tier 1 leverage	11.56%	10.96%	11.05%	12.31%	12.17%
Tier 1 risk-based capital	14.04%	13.38%	13.49%	15.03%	14.83%
Total risk-based capital	15.72%	15.05%	15.25%	16.89%	16.76%

Taxable-equivalent net interest income	$422,252	$434,252	$442,595	$430,967	$442,340

Weighted average common and common-equivalent shares outstanding	183,655,129	183,456,109	183,382,650	183,136,631	182,963,828
Common shares outstanding [1]	184,246,471	184,199,198	184,156,402	184,117,522	184,228,178

1 At period end.
2 Ratios for March 31, 2013 are estimates.

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ZIONS BANCORPORATION
Press Release – Page 8
April 22, 2013

CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
ASSETS
Cash and due from banks	$928,817	$1,841,907	$1,060,918	$1,124,673	$1,082,186
Money market investments:
Interest-bearing deposits	5,785,268	5,978,978	5,519,463	7,887,175	7,629,399
Federal funds sold and security resell agreements	2,340,177	2,775,354	1,960,294	83,529	52,634
Investment securities:
Held-to-maturity, at adjusted cost (approximate fair value $684,668, $674,741, $655,768, $715,710, and $728,479)	736,158	756,909	740,738	773,016	797,149
Available-for-sale, at fair value	3,287,844	3,091,310	3,127,192	3,167,590	3,223,086
Trading account, at fair value	28,301	28,290	13,963	20,539	19,033
	4,052,303	3,876,509	3,881,893	3,961,145	4,039,268

Loans held for sale	161,559	251,651	220,240	139,245	184,579

Loans, net of unearned income and fees:
Loans and leases	37,284,694	37,137,006	36,674,288	36,319,596	35,998,928
FDIC-supported loans	477,725	528,241	588,566	642,246	687,126
	37,762,419	37,665,247	37,262,854	36,961,842	36,686,054
Less allowance for loan losses	841,781	896,087	927,068	973,443	1,011,786
Loans, net of allowance	36,920,638	36,769,160	36,335,786	35,988,399	35,674,268

Other noninterest-bearing investments	855,388	855,462	874,903	867,882	875,037
Premises and equipment, net	706,746	708,882	709,188	714,913	715,815
Goodwill	1,014,129	1,014,129	1,015,129	1,015,129	1,015,129
Core deposit and other intangibles	47,000	50,818	55,034	59,277	63,538
Other real estate owned	89,904	98,151	118,190	144,816	158,592
Other assets	1,208,635	1,290,917	1,335,963	1,420,829	1,405,862
	$54,110,564	$55,511,918	$53,087,001	$53,407,012	$52,896,307

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$17,311,150	$18,469,458	$17,295,911	$16,498,248	$16,185,140
Interest-bearing:
Savings and money market	22,760,397	22,896,624	21,970,062	21,945,230	22,220,405
Time	2,889,903	2,962,931	3,107,815	3,211,942	3,326,717
Foreign	1,528,745	1,804,060	1,398,749	1,504,827	1,366,826
	44,490,195	46,133,073	43,772,537	43,160,247	43,099,088

Securities sold, not yet purchased	1,662	26,735	21,708	104,882	47,404
Federal funds purchased and security repurchase agreements	325,107	320,478	451,214	759,591	486,808
Other short-term borrowings	—	5,409	6,608	7,621	19,839
Long-term debt	2,352,569	2,337,113	2,326,659	2,274,571	2,283,121
Reserve for unfunded lending commitments	100,455	106,809	105,850	103,586	98,718
Other liabilities	489,923	533,660	484,170	507,151	474,551
Total liabilities	47,759,911	49,463,277	47,168,746	46,917,649	46,509,529

Shareholders’ equity:
Preferred stock, without par value, authorized 4,400,000 shares	1,301,289	1,128,302	1,123,377	1,800,473	1,737,633
Common stock, without par value; authorized 350,000,000 shares; issued and outstanding 184,246,471, 184,199,198, 184,156,402, 184,117,522, and 184,228,178 shares	4,170,888	4,166,109	4,162,001	4,157,525	4,162,522
Retained earnings	1,290,131	1,203,815	1,170,477	1,110,120	1,060,525
Accumulated other comprehensive income (loss)	(406,903)	(446,157)	(534,738)	(576,147)	(571,567)
Controlling interest shareholders’ equity	6,355,405	6,052,069	5,921,117	6,491,971	6,389,113
Noncontrolling interests	(4,752)	(3,428)	(2,862)	(2,608)	(2,335)
Total shareholders’ equity	6,350,653	6,048,641	5,918,255	6,489,363	6,386,778
	$54,110,564	$55,511,918	$53,087,001	$53,407,012	$52,896,307

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ZIONS BANCORPORATION
Press Release – Page 9
April 22, 2013

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
(In thousands, except per share amounts)	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Interest income:
Interest and fees on loans	$453,433	$462,002	$473,162	$472,926	$481,794
Interest on money market investments	5,439	6,004	5,349	5,099	4,628
Interest on securities:
Held-to-maturity	7,974	8,130	8,337	9,325	8,959
Available-for-sale	17,712	21,971	22,042	25,090	23,158
Trading account	190	150	110	148	338
Total interest income	484,748	498,257	509,000	512,588	518,877

Interest expense:
Interest on deposits	15,642	16,861	19,049	20,823	23,413
Interest on short-term borrowings	92	178	193	256	779
Interest on long-term debt	50,899	51,261	51,597	65,165	57,207
Total interest expense	66,633	68,300	70,839	86,244	81,399

Net interest income	418,115	429,957	438,161	426,344	437,478
Provision for loan losses	(29,035)	(10,401)	(1,889)	10,853	15,664
Net interest income after provision for loan losses	447,150	440,358	440,050	415,491	421,814

Noninterest income:
Service charges and fees on deposit accounts	43,580	44,492	44,951	43,426	43,532
Other service charges, commissions and fees	42,731	46,497	44,679	44,197	39,047
Trust and wealth management income	6,994	7,450	6,521	8,057	6,374
Capital markets and foreign exchange	7,486	7,708	6,026	7,342	5,734
Dividends and other investment income	12,724	13,117	11,686	21,542	9,480
Loan sales and servicing income	10,951	10,595	10,695	10,287	8,352
Fair value and nonhedge derivative loss	(5,445)	(4,778)	(5,820)	(6,784)	(4,400)
Equity securities gains (losses), net	2,832	(682)	2,683	107	9,145
Fixed income securities gains, net	3,299	10,259	3,046	5,519	720
Impairment losses on investment securities:
Impairment losses on investment securities	(31,493)	(120,082)	(3,876)	(24,026)	(18,273)
Noncredit-related losses on securities not expected to be sold (recognized in other comprehensive income)	21,376	36,274	1,140	16,718	8,064
Net impairment losses on investment securities	(10,117)	(83,808)	(2,736)	(7,308)	(10,209)
Other	6,184	3,309	3,495	2,280	4,045
Total noninterest income	121,219	54,159	125,226	128,665	111,820

Noninterest expense:
Salaries and employee benefits	229,789	220,039	220,223	220,765	224,634
Occupancy, net	27,389	28,226	28,601	28,169	27,951
Furniture and equipment	26,074	27,774	27,122	27,302	26,792
Other real estate expense	1,977	5,266	207	6,440	7,810
Credit related expense	10,482	11,302	13,316	12,415	13,485
Provision for unfunded lending commitments	(6,354)	959	2,264	4,868	(3,704)
Legal and professional services	10,471	15,717	12,749	12,947	11,096
Advertising	5,893	5,969	7,326	6,618	5,807
FDIC premiums	9,711	10,760	11,278	10,444	10,919
Amortization of core deposit and other intangibles	3,819	4,216	4,241	4,262	4,291
Other	78,097	76,786	67,648	67,426	63,291
Total noninterest expense	397,348	407,014	394,975	401,656	392,372

Income before income taxes	171,021	87,503	170,301	142,500	141,262
Income taxes	60,634	29,817	60,704	51,036	51,859
Net income	110,387	57,686	109,597	91,464	89,403
Net loss applicable to noncontrolling interests	(336)	(566)	(254)	(273)	(273)
Net income applicable to controlling interest	110,723	58,252	109,851	91,737	89,676
Preferred stock dividends	(22,399)	(22,647)	(47,529)	(36,522)	(64,187)
Net earnings applicable to common shareholders	$88,324	$35,605	$62,322	$55,215	$25,489

Weighted average common shares outstanding during the period:
Basic shares	183,396	183,300	183,237	182,985	182,798
Diluted shares	183,655	183,456	183,383	183,137	182,964

Net earnings per common share:
Basic	$0.48	$0.19	$0.34	$0.30	$0.14
Diluted	0.48	0.19	0.34	0.30	0.14

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ZIONS BANCORPORATION
Press Release – Page 10
April 22, 2013

Loan Balances by Portfolio Type
(Unaudited)

(In millions)	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Commercial:
Commercial and industrial	$11,504	$11,257	$10,840	$10,471	$10,253
Leasing	390	423	405	406	394
Owner occupied	7,501	7,589	7,669	7,811	7,886
Municipal	484	494	469	477	441
Total commercial	19,879	19,763	19,383	19,165	18,974

Commercial real estate:
Construction and land development	2,039	1,939	1,956	2,099	2,100
Term	8,012	8,063	8,140	8,012	8,070
Total commercial real estate	10,051	10,002	10,096	10,111	10,170

Consumer:
Home equity credit line	2,125	2,178	2,175	2,181	2,167
1-4 family residential	4,408	4,350	4,181	4,019	3,875
Construction and other consumer real estate	320	321	320	328	316
Bankcard and other revolving plans	293	307	295	284	274
Other	208	216	224	232	223
Total consumer	7,354	7,372	7,195	7,044	6,855

FDIC-supported loans [1]	478	528	589	642	687
Total loans	$37,762	$37,665	$37,263	$36,962	$36,686
1 FDIC-supported loans represent loans acquired from the FDIC subject to loss sharing agreements.

FDIC-Supported Loans – Effect of Higher Accretion
and Impact on FDIC Indemnification Asset
(Unaudited)

(In thousands)	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Balance sheet:

Change in assets from reestimation of cash flows – increase (decrease):
FDIC-supported loans	$18,977	$12,970	$17,594	$14,761	$13,171
FDIC indemnification asset (included in other assets)	(20,288)	(10,610)	(14,401)	(11,233)	(10,002)

Balance at end of period:
FDIC-supported loans	477,725	528,241	588,566	642,246	687,126
FDIC indemnification asset (included in other assets)	71,100	90,074	100,004	117,167	123,862

	Three Months Ended
(In thousands)	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Statement of income:

Interest income:
Interest and fees on loans	$18,977	$12,970	$17,594	$14,761	$13,171

Noninterest expense:
Other noninterest expense	20,288	10,610	14,401	11,233	10,002
Net increase (decrease) in pretax income	$(1,311)	$2,360	$3,193	$3,528	$3,169

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ZIONS BANCORPORATION
Press Release – Page 11
April 22, 2013

Nonperforming Lending-Related Assets
(Unaudited)

(Amounts in thousands)	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012

Nonaccrual loans	$589,221	$630,810	$699,952	$771,510	$849,543
Other real estate owned	80,701	90,269	106,356	125,142	129,676
Nonperforming lending-related assets, excluding FDIC-supported assets	669,922	721,079	806,308	896,652	979,219

FDIC-supported nonaccrual loans	4,927	17,343	19,454	21,980	22,623
FDIC-supported other real estate owned	9,203	7,882	11,834	19,674	28,916
FDIC-supported nonperforming assets	14,130	25,225	31,288	41,654	51,539
Total nonperforming lending-related assets	$684,052	$746,304	$837,596	$938,306	$1,030,758

Ratio of nonperforming lending-related assets to loans [1] and leases and other real estate owned	1.80%	1.96%	2.23%	2.52%	2.78%

Accruing loans past due 90 days or more, excluding FDIC-supported loans	$12,708	$9,730	$14,508	$29,460	$38,172
Accruing FDIC-supported loans past due 90 days or more	47,208	52,033	60,913	70,453	76,945
Ratio of accruing loans past due 90 days or more to loans [1] and leases	0.16%	0.16%	0.20%	0.27%	0.31%

Nonaccrual loans and accruing loans past due 90 days or more	$654,064	$709,916	$794,827	$893,403	$987,283
Ratio of nonaccrual loans and accruing loans past due 90 days or more to loans [1] and leases	1.72%	1.87%	2.12%	2.41%	2.68%

Accruing loans past due 30 - 89 days, excluding FDIC-supported loans	$155,896	$185,422	$143,539	$142,501	$171,224
Accruing FDIC-supported loans past due 30 - 89 days	11,571	11,924	15,462	15,519	13,899

Restructured loans included in nonaccrual loans	193,975	215,476	207,088	227,568	276,669
Restructured loans on accrual	416,181	407,026	421,055	393,360	401,554

Classified loans, excluding FDIC-supported loans	1,737,178	1,767,460	1,810,099	1,880,932	2,076,220

1 Includes loans held for sale.

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ZIONS BANCORPORATION
Press Release – Page 12
April 22, 2013

Allowance for Credit Losses
(Unaudited)

	Three Months Ended
(Amounts in thousands)	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Allowance for Loan Losses
Balance at beginning of period	$896,087	$927,068	$973,443	$1,011,786	$1,051,685
Add:
Provision for losses	(29,035)	(10,401)	(1,889)	10,853	15,664
Adjustment for FDIC-supported loans	(7,429)	(1,721)	(5,908)	(5,856)	(1,057)
Deduct:
Gross loan and lease charge-offs	(35,467)	(54,709)	(58,781)	(73,685)	(80,014)
Recoveries	17,625	35,850	20,203	30,345	25,508
Net loan and lease charge-offs	(17,842)	(18,859)	(38,578)	(43,340)	(54,506)
Balance at end of period	$841,781	$896,087	$927,068	$973,443	$1,011,786

Ratio of allowance for loan losses to loans and leases, at period end	2.23%	2.38%	2.49%	2.63%	2.76%

Ratio of allowance for loan losses to nonperforming loans, at period end	141.68%	138.25%	128.87%	122.68%	116.01%

Annualized ratio of net loan and lease charge-offs to average loans	0.19%	0.20%	0.41%	0.47%	0.59%

Reserve for Unfunded Lending Commitments
Balance at beginning of period	$106,809	$105,850	$103,586	$98,718	$102,422
Provision charged (credited) to earnings	(6,354)	959	2,264	4,868	(3,704)
Balance at end of period	$100,455	$106,809	$105,850	$103,586	$98,718

Total Allowance for Credit Losses
Allowance for loan losses	$841,781	$896,087	$927,068	$973,443	$1,011,786
Reserve for unfunded lending commitments	100,455	106,809	105,850	103,586	98,718
Total allowance for credit losses	$942,236	$1,002,896	$1,032,918	$1,077,029	$1,110,504

Ratio of total allowance for credit losses to loans and leases outstanding, at period end	2.50%	2.66%	2.77%	2.91%	3.03%

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ZIONS BANCORPORATION
Press Release – Page 13
April 22, 2013

Nonaccrual Loans by Portfolio Type
(Excluding FDIC-Supported Loans)
(Unaudited)

(In millions)	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012

Loans held for sale	$—	$—	$—	$—	$—

Commercial:
Commercial and industrial	100	91	103	133	149
Leasing	1	1	1	1	1
Owner occupied	195	206	223	240	245
Municipal	9	9	6	—	—
Total commercial	305	307	333	374	395

Commercial real estate:
Construction and land development	93	108	125	115	148
Term	102	125	155	182	191
Total commercial real estate	195	233	280	297	339

Consumer:
Home equity credit line	12	14	12	14	17
1-4 family residential	71	70	66	76	87
Construction and other consumer real estate	4	5	6	8	8
Bankcard and other revolving plans	1	1	1	1	1
Other	1	1	2	2	3
Total consumer	89	91	87	101	116
Total nonaccrual loans	$589	$631	$700	$772	$850

Net Charge-Offs by Portfolio Type
(Unaudited)

(In millions)	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Commercial:
Commercial and industrial	$5	$(1)	$3	$9	$17
Leasing	—	2	—	—	—
Owner occupied	5	7	10	10	8
Municipal	—	—	—	—	—
Total commercial	10	8	13	19	25

Commercial real estate:
Construction and land development	(3)	(7)	—	(2)	(2)
Term	5	7	16	13	18
Total commercial real estate	2	—	16	11	16

Consumer:
Home equity credit line	2	6	2	6	4
1-4 family residential	3	4	4	5	7
Construction and other consumer real estate	(1)	—	1	—	1
Bankcard and other revolving plans	2	1	2	1	2
Other	—	—	—	1	—
Total consumer loans	6	11	9	13	14
Total net charge-offs	$18	$19	$38	$43	$55

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ZIONS BANCORPORATION
Press Release – Page 14
April 22, 2013

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Unaudited)

	Three Months Ended
	March 31, 2013		December 31, 2012		September 30, 2012
(In thousands)	Average balance	Average rate	Average balance	Average rate	Average balance	Average rate
ASSETS
Money market investments	$8,111,798	0.27%	$8,652,394	0.28%	$7,990,243	0.27%
Securities:
Held-to-maturity	756,739	5.11%	740,297	5.29%	758,761	5.32%
Available-for-sale	3,035,592	2.41%	2,958,311	3.01%	3,052,559	2.93%
Trading account	22,620	3.41%	21,793	2.74%	13,691	3.20%
Total securities	3,814,951	2.95%	3,720,401	3.46%	3,825,011	3.41%

Loans held for sale	204,597	3.50%	231,710	3.22%	183,224	3.52%

Loans [1]:
Loans and leases	37,099,182	4.67%	36,685,969	4.78%	36,585,753	4.86%
FDIC-supported loans	498,654	21.43%	559,643	15.12%	613,710	17.27%
Total loans	37,597,836	4.90%	37,245,612	4.94%	37,199,463	5.07%
Total interest-earning assets	49,729,182	3.99%	49,850,117	4.01%	49,197,941	4.15%
Cash and due from banks	1,063,314		1,259,311		1,000,159
Allowance for loan losses	(884,363)		(925,943)		(964,676)
Goodwill	1,014,129		1,014,986		1,015,129
Core deposit and other intangibles	49,069		53,083		57,345
Other assets	2,889,354		3,014,503		3,060,914
Total assets	$53,860,685		$54,266,057		$53,366,812

LIABILITIES
Interest-bearing deposits:
Savings and money market	$22,735,258	0.19%	$22,356,014	0.20%	$22,025,891	0.23%
Time	2,935,316	0.62%	3,038,934	0.64%	3,162,165	0.69%
Foreign	1,528,665	0.20%	1,597,513	0.23%	1,472,437	0.29%
Total interest-bearing deposits	27,199,239	0.23%	26,992,461	0.25%	26,660,493	0.28%
Borrowed funds:
Securities sold, not yet purchased	494	—%	3,320	—%	2,062	—%
Federal funds purchased and security repurchase agreements	289,918	0.10%	429,653	0.14%	453,209	0.14%
Other short-term borrowings	3,837	2.01%	6,293	1.71%	8,273	1.73%
Long-term debt	2,331,314	8.85%	2,318,478	8.80%	2,297,409	8.93%
Total borrowed funds	2,625,563	7.88%	2,757,744	7.42%	2,760,953	7.46%
Total interest-bearing liabilities	29,824,802	0.91%	29,750,205	0.91%	29,421,446	0.96%
Noninterest-bearing deposits	17,211,214		17,918,890		16,817,085
Other liabilities	608,206		610,316		606,973
Total liabilities	47,644,222		48,279,411		46,845,504
Shareholders’ equity:
Preferred equity	1,229,708		1,126,566		1,765,162
Common equity	4,990,317		4,862,972		4,758,858
Controlling interest shareholders’ equity	6,220,025		5,989,538		6,524,020
Noncontrolling interests	(3,562)		(2,892)		(2,712)
Total shareholders’ equity	6,216,463		5,986,646		6,521,308
Total liabilities and shareholders’ equity	$53,860,685		$54,266,057		$53,366,812

Spread on average interest-bearing funds		3.08%		3.10%		3.19%

Net yield on interest-earning assets		3.44%		3.47%		3.58%
1 Net of unearned income and fees, net of related costs. Loans include nonaccrual and restructured loans.

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ZIONS BANCORPORATION
Press Release – Page 15
April 22, 2013

GAAP to Non-GAAP Reconciliation
(Unaudited)

Tangible Return on Average Tangible Common Equity
	Three Months Ended
(Amounts in thousands)	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012

Net earnings applicable to common shareholders (GAAP)	$88,324	$35,605	$62,322	$55,215	$25,489

Adjustments, net of tax:
Impairment loss on goodwill	—	583	—	—	—
Amortization of core deposit and other intangibles	2,425	2,677	2,692	2,704	2,722
Net earnings applicable to common shareholders, excluding the effects of the adjustments, net of tax (non-GAAP) (a)	$90,749	$38,865	$65,014	$57,919	$28,211

Average common equity (GAAP)	$4,990,317	$4,862,972	$4,758,858	$4,713,318	$4,644,722
Average goodwill	(1,014,129)	(1,014,986)	(1,015,129)	(1,015,129)	(1,015,129)
Average core deposit and other intangibles	(49,069)	(53,083)	(57,345)	(61,511)	(65,837)
Average tangible common equity (non-GAAP) (b)	$3,927,119	$3,794,903	$3,686,384	$3,636,678	$3,563,756

Number of days in quarter (c)	90	92	92	91	91
Number of days in year (d)	365	366	366	366	366

Tangible return on average tangible common equity (non-GAAP) (a/b/c*d)	9.37%	4.07%	7.02%	6.41%	3.18%

This press release presents the non-GAAP financial measure previously shown. The adjustments to reconcile from the applicable GAAP financial measure to the non-GAAP financial measure are included where applicable in financial results presented in accordance with GAAP. The Company considers these adjustments to be relevant to ongoing operating results.
The Company believes that excluding the amounts associated with these adjustments to present the non-GAAP financial measure provides a meaningful base for period-to-period and company-to-company comparisons, which will assist investors and analysts in analyzing the operating results of the Company and in predicting future performance. This non-GAAP financial measure is used by management and the Board of Directors to assess the performance of the Company’s business for evaluating bank reporting segment performance, for presentations of Company performance to investors, and for other reasons as may be requested by investors and analysts. The Company further believes that presenting this non-GAAP financial measure will permit investors and analysts to assess the performance of the Company on the same basis as that applied by management and the Board of Directors.
Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although non-GAAP financial measures are frequently used by stakeholders to evaluate a company, they have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of results reported under GAAP.

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